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The Vantagepoint Funds

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THE VANTAGEPOINT FUNDS

VANTAGEPOINT INFLATION FOCUSED FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

INFORMATION STATEMENT

Important Notice Regarding Internet Availability of this Information Statement:

This Information Statement is available at http://www.icmarc.org/x3333.xml?RFID=W1344

This Information Statement is being furnished on behalf of the Board of Directors of The Vantagepoint Funds (the “VP Funds”) to inform shareholders of the Vantagepoint Inflation Focused Fund (the “Fund”) about recent changes related to the Fund’s subadvisory arrangements. The changes were approved by the Board of Directors of the VP Funds (“Directors” or “Board”) on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”) dated May 8, 2000 (the “SEC Order”). We Are Not Asking You for a Proxy and You Are Requested Not to Send us a Proxy.

This Information Statement is being made available on or about July 22, 2015 to shareholders of record of the Fund as of June 30, 2015.

INTRODUCTION

VIA is the investment adviser for each series of the VP Funds. VIA employs a “manager of managers” arrangement in managing the assets of certain series. Under this arrangement, VIA, subject to approval by the Board, may hire, terminate or replace subadvisers that are not “affiliated persons” of the VP Funds or VIA, as that term is defined under the Investment Company Act of 1940, as amended (the “1940 Act”) (“unaffiliated subadvisers”), and modify material terms and conditions of subadvisory agreements with unaffiliated subadvisers, without shareholder approval. VIA recommended, and the Board has approved, a new subadvisory agreement with an additional subadviser to the Fund: AllianceBernstein L.P. (“AllianceBernstein”). The subadvisory agreement with AllianceBernstein is herein referred to as the “Additional Subadvisory Agreement.”

Section 15(a) of the 1940 Act generally requires that the shareholders of a mutual fund approve an agreement under which a person serves as investment adviser or subadviser of a fund. In order to employ the “manager of managers” arrangement discussed above, the VP Funds and VIA requested and received the SEC Order. The SEC Order exempts VIA and the VP Funds from the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new, unaffiliated subadvisers and approve subadvisory agreements with such subadvisers on behalf of the VP Funds without shareholder approval.

Consistent with the SEC Order, at a meeting held on December 12, 2014 (the “December Meeting”), the Board, including a majority of the Directors who are not “interested persons” of the VP Funds or of VIA, as that term is defined under the 1940 Act (“Independent Directors”), approved the Additional Subadvisory Agreement among the VP Funds (on behalf of the Fund), VIA and AllianceBernstein. As discussed later in this Information Statement, the Board carefully considered the Additional Subadvisory Agreement, and concluded that the approval of the Additional Subadvisory Agreement was in the best interests of the Fund and its shareholders. Also at the December Meeting, VIA recommended, and the Board approved: (i) changes to the Fund’s principal investment strategies that would allow AllianceBernstein to manage the portion of the Fund’s assets allocated to it using a multi-sector inflation strategy;* and (ii) a reduction in the assets allocated to the Fund’s existing subadvisers, BlackRock Financial Management, Inc. (“BlackRock”) and Pacific Investment Management Company, LLC (“PIMCO”). The changes described above became effective on May 1, 2015 and may be collectively referred to below as the “New Subadviser Structure.”

As a condition of relying on the SEC Order, VIA and the VP Funds are required to furnish the Fund’s shareholders with information about new subadvisers within ninety days from the date that the subadvisers are hired. This Information Statement provides that information, along with details of the new subadvisory arrangements for the Fund.

APPOINTMENT OF ALLIANCEBERNSTEIN AS AN ADDITIONAL SUBADVISER TO THE FUND

At the December Meeting, VIA recommended, and the Board approved, the appointment of AllianceBernstein as an additional subadviser to the Fund. On May 1, 2015, AllianceBernstein began managing the assets allocated to it by VIA. BlackRock and PIMCO continue to serve as the other subadvisers to the Fund.

Under the terms of the Additional Subadvisory Agreement, AllianceBernstein makes investment decisions for the assets of the Fund allocated to it by VIA, and continuously reviews, supervises and administers the Fund’s investment program with respect to such assets.

VIA’S RECOMMENDATION AND THE BOARD’S DECISION

REGARDING ALLIANCEBERNSTEIN

VIA recommended to the Board that it appoint AllianceBernstein as an additional subadviser to the Fund and approve the Additional Subadvisory Agreement. VIA made these recommendations after it conducted a comprehensive search for managers with experience managing portfolios using a multi-sector inflation strategy. VIA recommended AllianceBernstein because, among other things, in its view, based in part on information given to VIA by AllianceBernstein, the subadviser: (i) possesses a stable organizational structure; (ii) has an experienced investment team; (iii) has adequate infrastructure and support staff; (iv) is an experienced adviser/subadviser of registered investment companies; (v) has a complementary investment strategy to the Fund’s other subadvisers, which supports the Fund’s multi-management approach; and (vi) has demonstrated favorable performance versus a relevant benchmark or peers or both.

Before approving the appointment of AllianceBernstein as an additional subadviser to the Fund, the Board considered the recommendations of, and supporting analyses and data presented by, VIA.

With respect to the Board’s consideration of the Additional Subadvisory Agreement, the Directors received written information in advance of the December Meeting from VIA, which included: (1) VIA’s rationale for recommending the New Subadviser Structure; (2) the process by which VIA selected and recommended AllianceBernstein for Board approval as a subadviser of the Fund; (3) the nature, extent and quality of the services that AllianceBernstein would provide to the Fund; (4) AllianceBernstein’s experience, investment management business, personnel and operations; (5) AllianceBernstein’s brokerage and trading policies and practices; (6) the level of subadvisory fees to be charged to the Fund by AllianceBernstein and a comparison of those fees to the: (a) fees charged by AllianceBernstein for managing other comparable accounts; and (b) fees charged by: (i) a group of U.S. separate account investment managers utilizing a U.S. TIPS/inflation fixed income investment mandate; and (ii) a group of U.S. separate account investment managers utilizing a U.S. core fixed income investment mandate; (7) AllianceBernstein’s compliance program; (8) performance information for AllianceBernstein and such performance compared to a relevant benchmark and peer group; (9) the Fund’s expected total expense ratio compared to a group of mutual funds categorized by Morningstar as inflation-protected bond funds (“Inflation-Protected Peer Group”), taking into account: (a) the addition of AllianceBernstein as a subadviser; and (b) the proposed amount of the Fund’s assets to be allocated to each of AllianceBernstein, BlackRock and PIMCO (“proposed target allocation levels”); and (10) AllianceBernstein’s financial condition.

*	At the December Meeting, VIA also recommended and the Board approved a change to the investment objective of the Fund that became effective May 1, 2015. This change in investment objective was approved by the written consent of the holders of a majority of the Fund’s outstanding voting securities as of January 31, 2015. A separate information statement describing this change was made available to the Fund’s shareholders on or about February 27, 2015.

In considering the information and materials described above, the Independent Directors received assistance from, and met separately with, their independent legal counsel and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to approvals of advisory agreements.

In determining whether to approve the Additional Subadvisory Agreement, the Directors considered the information received in advance of, and at, the December Meeting, the presentations made by, and discussions held with, personnel of VIA and representatives of AllianceBernstein, and discussions with the Chief Compliance Officer (“CCO”) of the VP Funds, as well as a variety of factors. Although not meant to be all-inclusive, the following discusses some of the factors relevant to the Board’s decision to approve the Additional Subadvisory Agreement.

Nature, Extent and Quality of Services. With respect to the nature, extent and quality of the services expected to be provided by AllianceBernstein under the Additional Subadvisory Agreement, the Directors considered the specific investment process to be employed by AllianceBernstein in managing the assets of the Fund to be allocated to it; the qualifications of AllianceBernstein’s investment management personnel with regard to implementing its mandate; the performance information provided for AllianceBernstein as compared to a relevant benchmark and peer group; AllianceBernstein’s infrastructure and whether it appeared to adequately support the mandate it is to implement for the Fund; and VIA’s review process and favorable assessment as to the nature, quality and extent of the subadvisory services expected to be provided by AllianceBernstein to the Fund. The Directors acknowledged that AllianceBernstein has experienced portfolio management personnel; and appeared to have adequate infrastructure and support staff to seek to achieve favorable results implementing the mandate that it is to employ for the Fund. The Directors concluded that the nature, extent and quality of the subadvisory services expected to be provided by AllianceBernstein were appropriate in light of the mandate the subadviser is to employ on behalf of the Fund and, thus, supported a decision to approve the Additional Subadvisory Agreement.

Investment Performance. The Directors reviewed the investment performance information provided by VIA for AllianceBernstein with respect to the mandate it is to employ for the Fund, and considered this performance information versus a relevant benchmark and peer group (based on information provided by an independent third-party source) and VIA’s favorable assessment of such performance. Based on the information provided, the Directors concluded that the performance information supported a decision to approve the Additional Subadvisory Agreement.

Subadvisory Fee, Expense Ratio Impact and Economies of Scale. In evaluating the proposed subadvisory fee, the Directors reviewed the subadvisory fee schedule for AllianceBernstein. The Directors considered comparisons of the subadvisory fee to be charged by AllianceBernstein to the Fund with AllianceBernstein’s fee schedule for managing other accounts with an investment mandate similar to the mandate it is to employ on behalf of the Fund. The Directors also considered that, according to the information provided by VIA, AllianceBernstein’s proposed fee schedule for the Fund reflected the lowest fee rate currently charged by AllianceBernstein to other accounts for which it provides advisory services utilizing a similar mandate, other than for one investment company client for which AllianceBernstein manages a significantly greater amount of assets. Additionally, the nature of the subadvisory services AllianceBernstein is to provide to the Fund appeared to be comparable to those AllianceBernstein provides to its other subadviser relationships.

The Directors reviewed information provided by VIA (which was based on an independent third-party source) on the fees charged by: (i) a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets to be allocated initially to AllianceBernstein that employ a U.S. TIPS/inflation fixed income investment mandate; and (ii) a group of U.S. separate account investment managers to accounts with assets comparable to the amount of assets to be allocated initially to AllianceBernstein that employ a U.S. core fixed income investment mandate. According to the information provided, the proposed effective fee rate to be paid by the Fund to AllianceBernstein at the proposed initial asset allocation level would be at the median fee charged by the U.S. TIPS/inflation fixed income managers and below the median fee charged by the U.S. core fixed income managers, and would rank in the first quartile of the latter group of managers.

The Directors also considered information provided by VIA showing that there would be a one basis point increase in the overall subadvisory fees and, therefore, a one basis point increase in the total expense ratio of the Fund as a result of the New Subadviser Structure. Referring to the comparative Inflation-Protected Peer Group data provided by VIA in connection with the December Meeting, the Directors noted, however, that if AllianceBernstein served as a subadviser to the Fund at the proposed subadvisory fee rate, along with the Fund’s two other existing subadvisers at their current subadvisory fee rates, the expected total expense ratio for the Fund would continue to be below the average and median expense ratio of the Inflation-Protected Peer Group at the proposed asset allocation levels.

The foregoing comparisons assisted the Directors in considering the Additional Subadvisory Agreement by providing them with a basis for evaluating AllianceBernstein’s fee schedule, including in light of the Fund’s expected total expense ratio, on a relative basis.

The Directors also reviewed the information provided by AllianceBernstein regarding the estimated profits to be realized from AllianceBernstein’s relationship with the Fund. In considering the extent to which economies of scale may be realized by AllianceBernstein as the assets of the Fund to be managed by AllianceBernstein grow, and whether the proposed fee levels reflect these economies, the Directors noted that the proposed fee schedule under the Additional Subadvisory Agreement includes a breakpoint, whereby the Fund and its shareholders will benefit from reduced subadvisory fee rates as the assets managed by AllianceBernstein increase. The Directors also considered that AllianceBernstein’s proposed subadvisory fee was the product of arms-length negotiations. The Directors further considered the appropriateness of the subadvisory fee structure in light of VIA’s assessment that the proposed subadvisory fee schedule reflects the lowest fee schedule available from AllianceBernstein for like accounts (accounts of similar size and mandate).

Other Considerations. The Directors considered VIA’s judgment that the New Subadviser Structure, with the addition of a multi-sector inflation strategy, and the hiring of AllianceBernstein as a subadviser to implement the new multi-sector inflation strategy, would result in additional diversification and sources of active return and improve the Fund’s risk/return profile.

The Directors considered the selection and due diligence process employed by VIA in deciding to recommend AllianceBernstein as a subadviser to the Fund to implement the new multi-sector inflation strategy and also considered VIA’s conclusion that the proposed fee to be paid to AllianceBernstein is competitive and reasonable and appropriate given the nature and quality of the services to be provided by AllianceBernstein and the nature of the investment strategy AllianceBernstein is to employ on behalf of the Fund. The Directors also considered VIA’s strategy to efficiently implement the transition of assets to AllianceBernstein. The Directors concluded that VIA’s recommendations and conclusions supported approval of the Additional Subadvisory Agreement.

In considering the potential “fall-out” or ancillary benefits that may accrue to AllianceBernstein due to its relationship with the Fund, the Directors noted that AllianceBernstein reported that it would derive no marginal ancillary benefits from its relationship with the Fund.

Conclusion. After evaluating the information described above and full consideration of the foregoing factors, with no single factor identified as being of paramount importance, the Directors, including a majority of the Independent Directors, concluded that the initial approval of the Additional Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the Additional Subadvisory Agreement with, and the fee to be paid to, AllianceBernstein.

THE ADDITIONAL SUBADVISORY AGREEMENT

The Additional Subadvisory Agreement with AllianceBernstein has terms substantially similar to the terms of the agreements with other subadvisers to the VP Funds, except for the fee rate payable by the Fund to AllianceBernstein. Under the Additional Subadvisory Agreement, AllianceBernstein makes, on a discretionary basis, all investment decisions for the portion of the Fund’s assets allocated to it, and continuously reviews, supervises and administers the Fund’s investment program with respect to those assets. AllianceBernstein discharges its responsibilities under the Additional Subadvisory Agreement subject to the supervision of VIA and the Board, and has agreed to do so in a manner consistent with the Fund’s investment objective, policies and limitations. The Additional Subadvisory Agreement is dated as of May 1, 2015, and has an initial term ending February 28, 2017. Thereafter, continuance of the Additional Subadvisory Agreement requires the annual approval of the Board, including a majority of the Independent Directors.

For its services to the Fund under the Additional Subadvisory Agreement, AllianceBernstein receives a quarterly subadvisory fee from the Fund based on the average daily net asset value of the assets under AllianceBernstein’s management, with an annual rate as follows: 0.19% on the first $150 million and 0.16% on all amounts in excess thereof.

The Fund did not make any payments to any affiliated person of AllianceBernstein during the fiscal year ended December 31, 2014. AllianceBernstein is not an “affiliated person” of VIA (as that term is defined in the 1940 Act).

ADDITIONAL INFORMATION ABOUT THE ADDITIONAL SUBADVISER

AllianceBernstein, with its principal offices at 1345 Avenue of the Americas, New York, New York 10105, is a majority-owned subsidiary of AXA S.A. (“AXA”), 23 Avenue Matignon, Paris, France 75008, a large global financial services organization. As of December 31, 2014, AllianceBernstein Holding L.P., 1345 Avenue of the Americas, New York, New York 10105, owned approximately 36.9% of the issued and outstanding AllianceBernstein units and AXA owned an economic interest of approximately 62.7% in AllianceBernstein, through various intermediaries. AllianceBernstein Corporation, with its principal offices at 1345 Avenue of the Americas, New York, New York 10105, is the general partner of AllianceBernstein and AllianceBernstein Holding L.P. AXA is the ultimate parent company of AllianceBernstein Corporation.

The principal executive officers of AllianceBernstein, and their principal occupations and principal business address, are as follows:

Name	Title(s) and Principal Occupation	Principal Business Address
Peter S. Kraus	Chief Executive Officer	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105
John C. Weisenseel	Chief Financial Officer	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105
James A. Gingrich	Chief Operating Officer	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105
Robert van Brugge	CEO of Sanford C. Bernstein LLC and Bernstein Research	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105
Laurence E. Cranch	General Counsel	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105
Lori A. Massad	Chief Talent Officer – Talent Development & Human Capital	AllianceBernstein L.P. 1345 Avenue of the Americas New York, NY 10105

Information regarding other U.S. registered mutual funds with a similar investment objective for which AllianceBernstein serves as adviser or subadviser is provided in Appendix A to this Information Statement.

THE INVESTMENT ADVISER AND THE

MASTER INVESTMENT ADVISORY AGREEMENT

VIA, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is a wholly owned subsidiary of and controlled by the ICMA Retirement Corporation (“ICMA-RC”), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company, LLC (“Trust Company”). ICMA-RC was established in 1972 as a not-for-profit organization to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. ICMA-RC has been registered as an investment adviser with the SEC since 1983. VIA is a Delaware limited liability company and has been registered as an investment adviser with the SEC since 1999.

Robert Schultze serves as President and Chief Executive Officer of ICMA-RC, Manager and President of VIA, and President and Principal Executive Officer of the VP Funds. Angela Montez serves as Senior Vice President, Secretary, and General Counsel of ICMA-RC; Secretary of VIA; and Secretary of the VP Funds. Gregory Dyson serves as Senior Vice President and Chief Operations & Marketing Officer of ICMA-RC and Treasurer and Principal Financial Officer of the VP Funds. Karen McBarnette serves as CCO and Vice President of the VP Funds, CCO of VIA, and CCO and Senior Vice President of ICMA-RC.

VIA provides investment advisory services to the Fund pursuant to a Master Investment Advisory Agreement (“Master Agreement”). The Master Agreement, dated March 1, 1999, as amended December 1, 2000, July 1, 2005, December 4, 2010, and March 26, 2011, was last approved by shareholders of the Fund on February 28, 1999. On January 23, 2015, the Board approved the continuance of the Master Agreement through February 29, 2016. VIA’s advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and formulating each fund’s investment program. Additionally, VIA furnishes periodic reports to the Board regarding the investment strategy and performance of each series of the VP Funds.

Pursuant to the Master Agreement, the Fund compensates VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets of the Fund of 0.10%. VIA earned $557,632 in advisory fees for services provided to the Fund for the fiscal year ended December 31, 2014.

SUBADVISER AND SUBADVISORY FEES PAID

Information comparing the subadvisory fees paid by the Fund during the calendar year 2014 to the subadvisory fees that would have been paid by the Fund had the New Subadviser Structure been in place during the calendar year 2014, is provided as Appendix B to this Information Statement.

PAYMENTS OF COMMISSIONS TO AFFILIATED BROKERS

The Fund did not make any payments of commissions to any of its affiliated brokers during the fiscal year ended December 31, 2014.

SHARES OUTSTANDING AND BENEFICIAL OWNERS OF THE FUND’S SHARES

Shares Outstanding – As of June 30, 2015, the Fund had 49,986,700 outstanding shares. Each share entitles the holder to one vote (and each fractional share is entitled to a proportionate fractional vote). As of the same date, each class of the Fund had the following outstanding shares: 47,705,710 (T Shares) and 2,280,990 (Investor Shares).

Principal Holders – Below are the names, addresses, and amount and percentage of shares owned by class of each person (or entity) that owns of record or is known to own beneficially 5% or more of any class of the Fund’s outstanding shares as of June 30, 2015:

Name	Address	Class of the Fund	Amount of Shares Owned	Percentage of Class Owned
VantageTrust	777 N. Capitol Street, NE Washington, DC 20002	T Shares	39,093,301	81.95%
Prudential Retirement Insurance and Annuity Company	One Commercial Plaza 280 Trumbull Street Hartford, CT 06103-3599	T Shares	4,255,461	8.92%
New York Life Trust Company	169 Lackawanna Ave Parsippany, NJ 07054-1007	Investor Shares	168,679	7.39%

Also, as of June 30, 2015, the Directors and executive officers of the VP Funds, both individually and as a group, owned less than 1% of any class of the Fund’s outstanding voting securities.

Control Persons – A majority of the voting shares of the Fund are held, either directly, or indirectly through certain of the Vantagepoint Model Portfolio Funds and Milestone Funds, by VantageTrust, a group trust sponsored and maintained by the Trust Company. VantageTrust, located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. The Trust Company has the power to vote the shares of the Fund held directly by VantageTrust. Pursuant to VIA’s proxy voting policies, VIA generally will seek instructions from the Board of Directors of the Trust Company on how to vote the shares of the Fund held by the Vantagepoint Model Portfolio Funds and Milestone Funds, and will cast the Fund’s votes in accordance with the instructions received. The Trust Company therefore, directly or indirectly, has the power to vote more than 25% of the Fund’s voting securities and thus under the 1940 Act is considered a “control person” of the Fund. As a control person of the Fund, the Trust Company has the ability to control the outcome of matters submitted to the vote of shareholders. Both the Trust Company and VIA are wholly owned subsidiaries of ICMA-RC.

The following represents the percentage of total shares outstanding of the Fund held, directly or indirectly, by VantageTrust as of June 30, 2015: 78.21%.

GENERAL INFORMATION

Distributor

ICMA-RC Services, LLC (“RC Services”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, serves as the distributor of the VP Funds’ shares pursuant to a Distribution Agreement. RC Services is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of RC Services. The VP Funds did not pay any commissions to RC Services during the fiscal year ended December 31, 2014.

Transfer Agent and Administrator

Vantagepoint Transfer Agents, LLC (“VTA”), located at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002, is the designated transfer agent of the VP Funds and, pursuant to a Transfer Agency and Administrative Services Agreement, also provides certain transfer agency and administrative shareholder support services for the VP Funds and the share classes thereof related to the retirement plans and other investors investing in the VP Funds. VTA is a wholly owned subsidiary of ICMA-RC and an “affiliated person” of VIA (as that term is defined under the 1940 Act). Robert Schultze serves as President of VTA. VTA received $624,869 in fees from the Fund during the fiscal year ended December 31, 2014 for the services it provided.

The VP Funds have entered into a Mutual Funds Service Agreement with J.P. Morgan Investor Services Co. (whose successor in interest is JPMorgan Chase Bank, NA) (“JP Morgan”), located at 70 Fargo Street, Boston, MA 02210, whereby JP Morgan performs certain financial reporting, tax services, fund accounting, administrative and portfolio compliance services for the VP Funds.

HOUSEHOLDING

If you request a paper copy of this Information Statement, only one copy of this Information Statement will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the VP Funds have received instructions to the contrary. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600,

Washington, DC 20002. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds’ most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or by calling the VP Funds toll free at 1-800-669-7400.

APPENDIX A

Funds with Similar Investment Objectives Advised or Subadvised by AllianceBernstein

AllianceBernstein provided the information in the following chart.

Name of Fund	Approximate Total Fund Assets Advised/Subadvised as of May 31, 2015	Advisory Fee (annually, as % of average daily net assets)	Waiver or Reduction of Advisory Fee
AB Bond Inflation Strategy Fund (the “AB Fund”)	$349 million	50 bps	See note*
Registered Fund Client†	$883 million	15 bps	N/A

Note: As of May 31, 2015, AllianceBernstein managed approximately $106.686 million of the Fund’s total assets.

*	With respect to the AB Fund, AllianceBernstein, as investment adviser to the AB Fund, has contractually agreed to waive its management fee and bear certain expenses so that total operating expenses, excluding interest expense, do not exceed, on an annual basis, certain limits for each share class of the AB Fund. Under such expense limitation undertaking, $715,454 was waived and/or reimbursed by AllianceBernstein for the fiscal year of the AB Fund ended October 31, 2014.
†	Due to confidentiality obligations, AllianceBernstein did not provide the name of this registered fund client.

APPENDIX B

	Column A Actual Subadvisory Fees Paid by the Fund During the Calendar Year 2014	Column B Subadvisory Fees That Would Have Been Paid by the Fund During the Calendar Year 2014 Based on the New Subadviser Structure
BlackRock	$283,829	$235,111
PIMCO	$559,863	$437,878
AllianceBernstein	N/A	$207,968

Total	$843,692	$880,957

The difference between the actual subadvisory fees paid by the Fund to BlackRock and PIMCO, which takes into account the allocation of the Fund’s net assets among the subadvisers in place during the calendar year 2014 (Column A), and the subadvisory fees that would have been paid by the Fund to AllianceBernstein, BlackRock, and PIMCO had AllianceBernstein served as a subadviser during that period, taking into account the New Subadviser Structure (i.e., based on the Fund’s subadvisers and allocations effective as of May 1, 2015) (Column B), is $37,265 or a 4.42% increase.

THE VANTAGEPOINT FUNDS

VANTAGEPOINT INFLATION FOCUSED FUND

777 North Capitol Street, NE

Suite 600

Washington, DC 20002

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:

An information statement regarding the Vantagepoint Inflation Focused Fund is available at http://www.icmarc.org/x3333.xml?RFID=W1344

This Notice of Internet Availability of Information Statement is being mailed on or about July 22, 2015 to shareholders of record of the Vantagepoint Inflation Focused Fund (the “Fund”) as of June 30, 2015.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Fund, a series of The Vantagepoint Funds (the “VP Funds”). We encourage you to access and review all of the important information contained in the full information statement.

The information statement provides information regarding recent changes related to the Fund’s subadvisory arrangements. At a meeting held on December 12, 2014, the Board of Directors of the VP Funds (the “Board”) approved the hiring of AllianceBernstein L.P. to serve as an additional subadviser for the Fund. The changes were approved by the Board on the recommendation of the Fund’s investment adviser, Vantagepoint Investment Advisers, LLC (“VIA”), without shareholder approval, as is permitted by an order of the U.S. Securities and Exchange Commission dated May 8, 2000, which allows certain subadviser changes to be made without shareholder approval (the “SEC Order”). The SEC Order instead requires that an information statement be sent to you. On May 1, 2015, AllianceBernstein began managing the assets allocated to it by VIA.

This Notice of Internet Availability of Information Statement is not an information statement. The full information statement regarding the changes to the Fund’s subadvisory arrangements summarized above is available online at: http://www.icmarc.org/x3333.xml?RFID=W1344. The full information statement will be available at that address until October 31, 2015. The information statement is available as a PDF (Portable Document Format), which may be viewed and printed using Adobe Acrobat® Reader, which is available without charge from Adobe Systems, Inc. at http://get.adobe.com/reader/.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full information statement, without charge, by contacting the VP Funds toll free at 1-800-669-7400, by email at investorservices@icmarc.org, or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002.

Householding

Only one copy of this Notice of Internet Availability of Information Statement (or if requested, only one paper copy of the full information statement) will be mailed to your household, even if more than one person in the household is a Fund shareholder of record, unless the Fund has received instructions to the contrary. If you need additional copies of this Notice of Internet Availability of Information Statement (or if requested, additional paper copies of the full information statement), please contact the Fund toll free at 1-800-669-7400 or in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002. If you do not want the mailing of this Notice of Internet Availability of Information Statement (or if requested, a paper copy of the full information statement) to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, DC 20002 or toll free at 1-800-669-7400.

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.